Exhibit 99.1

McEwen Secures Key Permit for El Gallo Mine

Mill Construction to Begin Mid-2026 - First Gold Pour Mid-2027

Toronto, December 16, 2025 – McEwen Inc. (NYSE/TSX: MUX) (“McEwen” or the “Company”) is pleased to announce that the extension of its Environmental Impact Assessment (Manifestación de Impacto Ambiental) for the El Gallo Mine has been granted by the Mexican government. This approval is a critical step that will allow McEwen to begin Phase 1 Mill Construction. The Company is targeting mid-2026 for construction start, and mid-2027 for its first gold pour. McEwen has purchased the ball mill, which is onsite at the mine. The Company has also started work on Phase 2, which will involve production from the project’s in-situ silver deposits. This could extend the life of El Gallo well beyond the initial 10 years contemplated under Phase 1.

Phase 1 is expected to produce approximately 20,000 GEOs (Gold Equivalent Ounces) annually once commercial production is achieved. Production will come from reprocessing the material from the historical leach pad. Remaining capital costs to complete construction are estimated at $25 million. Since the material to be processed was previously mined, no significant development or exploration costs are anticipated, enhancing free cash flow.

Historical Silver Resources

For the El Gallo and district satellite deposits, historical silver resources total 53.1 million ounces in the Measured and Indicated categories and 31 million ounces in the Inferred category for areas that have not currently been mined (El Gallo Complex Phase II Project, NI 43-101 Technical Report Feasibility Study, September 10, 2012, Table 1). Resources were calculated using a silver price of $28.50 per ounce and a gold price between $950 and $1,500 per ounce. This estimate is historical in nature; a qualified person has not done sufficient work to classify the historical estimate as current mineral resources and should therefore not be relied on or considered as current. The Company will be updating the resource estimates for El Gallo in 2026, based on the currently known resource areas.

About McEwen

McEwen shares trade on both the NYSE and TSX under the ticker MUX.

McEwen provides its shareholders with exposure to a growing base of gold and silver production in addition to a very large copper development project, all in the Americas. The gold and silver mines are in prolific mineral-rich regions of the world: the Cortez Trend in Nevada, USA, the Timmins district of Ontario, Canada, and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also reactivating its El Gallo gold and silver mine in Mexico.

The Company has a 46.4% interest in McEwen Copper, which owns the large, long-life, advanced-stage Los Azules copper development project in San Juan province, Argentina – a region that hosts some of the country’s largest copper deposits. According to the last financing for McEwen Copper, the implied value of McEwen’s ownership interest is US$456 million.

The Los Azules copper project is designed to be one of the world’s first regenerative copper mines and carbon neutral by 2038. Its Feasibility Study results were announced in the press release dated October 7, 2025.

McEwen also recently purchased 27.3% of Paragon Advanced Labs Inc., a newly listed public company that is deploying PhotonAssay™ units around the world, a technology that the Company believes is poised to become the new industry standard for assaying precious and base metals, with Paragon aiming to be one of the leading service providers.

Chairman and Chief Owner Rob McEwen has invested over US$200 million personally and takes a salary of $1 per year, aligning his interests with shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and a winner of the EY Entrepreneur of the Year (Energy) award. His objective is to build MUX’s profitability, share value and eventually implement a dividend policy, as he did while building Goldcorp Inc.

Technical Disclosure

Technical information pertaining to historical resources contained in this press release has been reviewed and approved by Luke Willis, P.Geo, Director of Resource Modelling for McEwen Inc., who is a Qualified Person (QP) as defined by SEC S-K 1300 and Canadian Securities Administrators’ National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Technical information pertaining to production details and capital estimates presented in this press release have been reviewed and approved by Channa Kumarage, P.Eng, Director of Technical Services for McEwen Inc., who is a Qualified Person (QP) as defined by SEC S-K 1300 and Canadian Securities Administrators’ National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen.

Want News Fast? Subscribe to our email list: https://www.mcewenmining.com/contact-us/#section=followUs and receive news as it happens!!

WEB SITE	SOCIAL MEDIA
www.mcewenmining.com	McEwen	Facebook:	facebook.com/mceweninc
		LinkedIn:	linkedin.com/company/mceweninc
CONTACT INFORMATION		X:	X.com/mceweninc
150 King Street West		Instagram:	instagram.com/mceweninc
Suite 2800, PO Box 24
Toronto, ON, Canada	McEwen Copper	Facebook:	facebook.com/ mcewencopper
M5H 1J9		LinkedIn:	linkedin.com/company/mcewencopper
		X:	X.com/mcewencopper
Relationship with Investors:		Instagram:	instagram.com/mcewencopper
(866)-441-0690 - Toll free line
(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
Mihaela Iancu ext. 320		LinkedIn:	linkedin.com/in/robert-mcewen-646ab24
info@mcewenmining.com		X:	X.com/robmcewenmux

Table 1. Historical Resource Estimate - El Gallo Complex Phase II Project Feasibility Study, Sep. 10, 2012

Resource	Category	Tonnage (‘000 tonnes)	Silver (oz)	Silver Grade (gpt)	Gold (oz)	Gold Grade (gpt)
El Gallo (Cut-off Grade 12 gpt Ag)	Measured Indicated Inferred	17,134 2,356 6,072	35,966,692 3,307,711 4,564,947	65.3 43.7 23.4	28,937 2,286 3,539	0.05 0.03 0.02
Magistral (Cutoff Grade 0.30 gpt Au)	Measured Indicated Inferred	6,692 3,435 223	- - -	- - -	354,887 147,580 8,167	1.59 1.34 1.14
Palmarito (Cut-off Grade 30 gpt Ag Eq.)	Measured Indicated Inferred	4,069 129 10,302	12,045,234 219,948 15,562,152	92.1 53.2 47.0	30,089 794 74,991	0.23 0.19 0.23
Palmarito Tailings (Cut-off Grade 44 gpt Ag Eq.)	Measured	147	763,761	162.0	638	0.14
Palmarito Dumps (Cut-off Grade 26 gpt Ag Eq.)	Indicated	145	805,556	172.5	1,298	0.28
Chapotillo (Cut-off Grade 0.44 gpt Au Eq.)	Inferred	1,475	1,740,941	36.7	21,905	0.46
Haciendita (Cut-off Grade 0.44 gpt Au Eq.)	Inferred	1,649	1,244,510	23.5	42,083	0.79
Mina Grande (Cut-off Grade 0.44 gpt Au Eq.)	Inferred	3,801	2,883,040	23.6	74,179	0.61
Mina Grande Tailings (Cut-off Grade 0.58 gpt Au Eq.)	Inferred	463	804,333	54.1	7,523	0.51
San Dimas (Cut-off Grade 0.41 gpt Au Eq.)	Inferred	846	576,580	21.2	19,325	0.71
Los Mautos (Cut-off Grade 24 gpt Ag Eq.)	Inferred	965	1,323,642	42.7	3,637	0.12
San Jose del Alamo (Cut-off Grade 0.38 gpt Au Eq.)	Inferred	501	35,539	2.2	13,162	0.82
Las Milpas (Cut-off Grade 24 gpt Ag Eq.)	Inferred	678	964,316	44.2	1,724	0.08
CSX (Cut-off Grade 27 gpt Ag Eq.)	Inferred	672	1,262,048	58.4	846	0.04

Notes:

•	Mineral resources are not mineral reserves and do not have demonstrated economic viability.
•	CIM definitions were followed for the estimation of mineral resources.
•	All figures were rounded to reflect the relative accuracy of the estimates.
•	Open Pit constrained resources were established using the following parameters which were considered appropriate in 2012:
o	Metal prices of US$28.50/ounce silver and between US$950-US$1500/ounce gold
o	Mining costs of US$1.75/tonne ore and US$1.65/tonne waste
o	Heap leach recovery assumptions of 60% silver and 60% gold
o	Processing costs of US$18.50/tonne milled and US$6.50/tonne (Ag) and US$13.20/tonne (Au) heap leached
o	Milling recovery assumptions of 85% silver and 75% gold.
•	Since 2012, resources listed under Magistral have mostly been mined, crushed, processed and recovered via conventional leaching on the heap leach pad at El Gallo.
•	Palmarito Dump material has also been crushed and placed on the leach pad at El Gallo since the publication of this resource estimate.